SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 19, 2004

Wells Real Estate Fund VIII, L.P.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-27888	58-2126618
(State or Other Jursidiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement

15253 Bake Parkway Building

On November 19, 2004, Fund VIII-IX-REIT Joint Venture ("Fund VIII-IX-REIT Associates"), a joint venture between Fund VIII and Fund IX Associates and Wells Operating Partnership, L.P., entered into a purchase and sale agreement to sell a two-story office building containing approximately 65,000 rentable square feet located in Irvine, California (the "15253 Bake Parkway Building", formerly known as the Quest Building) for a gross sales price of $12.4 million to an unaffiliated third party. Fund VIII and Fund IX Associates is a joint venture between Wells Real Estate Fund VIII, L.P. (the "Registrant") and Wells Real Estate Fund IX, L.P. The 15253 Bake Parkway Building is 100% owned by Fund VIII-IX-REIT Associates. The Registrant, through its equity interest in Fund VIII and Fund IX Associates, owns approximately 46.1% of Fund VIII-IX-REIT Associates. The Registrant expects the transaction to close during the fourth quarter of 2004. However, there are no assurances that this sale will be completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND VIII, L.P (Registrant)

By:	WELLS PARTNERS, L.P. General Partner

By:	WELLS CAPITAL, INC. General Partner

By:	/s/ Leo F. Wells, III Leo F. Wells, III President

Date: November 24, 2004